Exhibit 10.9


                              DYNEX CAPITAL, INC.
                              TERMS OF EMPLOYMENT


September 4, 2001


Mr. Donald B. Vaden
Chairman of Compensation Committee
Dynex Capital, Inc.
4551 Cox Road, Suite 300
Glen Allen, Virginia  23060

Dear Don:

This letter will formalize the terms of my employment with Dynex Capital, Inc. ("Dynex" or "the Company") as set forth below.

o     I agree to continue as an employee of Dynex through June 30, 2002.

o     My salary will remain at $180,000 per annum.

o     The benefits that I currently receive will remain the same.

o     I will  receive a bonus of $120,000 at the earliest of (i) June 30, 2002;
      (ii) a change in voting control of the Company's common stock in excess of 20%; (iii) the material modification of the my current duties or
      responsibilities  or  the  geographic  location  of  my  employment;   or
      (iv) the termination of my employment by the Company for any reason other than gross negligence, an act of bad faith which results in the injuring of the business of the Company, or the commission of a felony or any other crime involving moral turpitude, fraud or misrepresentation by the Recipient whether or not related to the business or property of the Company.

o I will receive a grant of 30,000 Stock Appreciation Rights (SARs) pursuant to the Company's 1992 Stock Incentive Plan dated with a strike price of $2.00 which will vest 100% at the earliest of (i) June 30, 2002; (ii) a change in voting control of the Company's common stock in excess of 20%;
      (iii) the material modification of the my current duties or responsibilities, or the geographic location of my employment; or (iv) the termination of my employment by the Company for any reason other than gross negligence, an act of bad faith which results in the injuring of the business of the Company, or the commission of a felony or any other crime involving moral turpitude, fraud or misrepresentation by the Recipient whether or not related to the business or property of the Company. Such SARs will terminate on June 30, 2004.

o To the extent any disputes arise as a result of this agreement, we hereby agree that the senior attorney for personnel/employment related matters at the law firm of Williams, Mullen, Christian & Dobbins will designate an arbitrator to hear the dispute, and the decision of such arbitrator will be final. The arbitrator will also determine how the cost of the arbitration will be borne among the parties.

If the above is acceptable, please so indicate by signing below.

Sincerely,                                Acknowledged and Agreed:



/s/ Stephen J. Benedetti                  /s/ Donald B. Vaden
--------------------------------          --------------------------------------
Stephen J. Benedetti                      Donald B. Vaden
Executive Vice President                  Chairman, Compensation Committee